UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Hemagen Diagnostics, Inc.

(Name of Registrant as Specified In Its Charter)

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HEMAGEN DIAGNOSTICS, INC.

9033 Red Branch Road

Columbia, Maryland 21045

Notice of Annual Meeting

and Proxy Statement

March 31, 2009

To our Shareholders:

Our Annual Meeting of Shareholders will be held at 2:00 p.m., Eastern Daylight Time on April 30, 2009 at Hemagen’s corporate office located at 9033 Red Branch Road, Columbia, Maryland 21045. We hope you will attend.

This booklet includes the formal notice of the meeting and the Proxy Statement. The Proxy Statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our directors.

We are pleased to take advantage of new U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) with this proxy statement and our 2008 Annual Report. The Notice contains instructions on how to access and review those documents over the Internet. The Company believes that this new process will allow us to provide our shareholders with the information they need in a more timely manner.

We want your shares to be represented at the Annual Meeting. I urge you to complete, sign, date and return the enclosed Proxy Card promptly.

Sincerely,

/s/ William P. Hales

William P. Hales

Chairman of the Board of Directors,

President & CEO

HEMAGEN DIAGNOSTICS, INC.

9033 RED BRANCH ROAD

COLUMBIA, MARYLAND 21045

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time:

2:00 p.m., Eastern Daylight Time

Date:

April 30, 2009

Place:

9033 Red Branch Road

Columbia, MD 21045

Purpose:

•	Elect one Director.

•	Ratify Stegman and Company as Hemagen’s independent public accounting firm for Fiscal 2009.

•	Amend our 2007 Stock Incentive Plan to increase the number of shares authorized to be issued under such Plan from 1,500,000 to 3,000,000.

•	To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record on March 20, 2009 are entitled to vote at this meeting. The approximate mailing date of this Proxy Statement and accompanying Proxy Card is March 31, 2009.

Your vote is important. Please complete, sign, date, and return your Proxy Card promptly in the enclosed envelope.

/s/ William P. Hales

William P. Hales

Chairman of the Board of Directors,

President & CEO

HEMAGEN DIAGNOSTICS, INC.

***IMPORTANT NOTICE***

Regarding Internet Availability of Proxy Materials

for the Annual Meeting to be held on April 30, 2009

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

The proxy statement and annual report to security holders are available at www.hemagen.com.

GENERAL INFORMATION

Who may vote

Shareholders of Hemagen, as recorded in our stock register on March 20, 2009, may vote at the meeting. As of that date, Hemagen had 15,240,289 shares of Common Stock outstanding.

How to vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How proxies work

Hemagen’s Board of Directors is asking for your proxy. The costs of soliciting proxies will be borne by the Company. Giving us your proxy means that you are authorizing us to vote your shares at the meeting as you direct. You may vote for or withhold from voting for our Director candidate(s). You may vote for or against, or abstain from voting for the ratification of the appointment of independent public accountants and the proposal to amend our 2007 Stock Incentive Plan.

If you sign and return the enclosed proxy card without specifying how to vote, we will vote your shares in favor of our Director candidate(s) and in favor of the appointment of independent public accountants and the proposal to amend our 2007 Stock Incentive Plan.

If you hold shares through a stockbroker or other party, you may receive materials from them asking how you want them to vote your shares. You may receive more than one proxy card depending on how your shares are held. Shares registered in your name will be covered by one card.

If any other matters come before the meeting or any postponement or adjournment thereof, each proxy will be voted at the discretion of the individuals named as proxies on the card.

Revoking a Proxy

You may revoke a proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting or by notifying Hemagen’s Acting Secretary in writing at the address under “Questions” on page 14.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes needed

The Director candidate receiving the most votes will be elected to fill the seat on the Board. Only votes for or against a proposal count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy card but does not have authority to vote on a particular proposal.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

The Board of Directors has nominated and recommends that you vote FOR the re-election of Dr. Alan S. Cohen as Director of the Company.

The Board of Directors oversees the management of Hemagen on your behalf. The Board reviews Hemagen’s long-term strategic plans and exercises direct decision-making authority in key areas, such as choosing the executive officers, setting the scope of their authority to manage Hemagen’s business day to day, and evaluating management’s performance.

Hemagen’s Bylaws provide that the Board of Directors consists of three classes of Directors. Each class is elected for a three-year term with one class being elected each year.

The Board has nominated for re-election for a term expiring at the Annual Meeting in 2012, Dr. Alan Cohen. Mr. Edwards resigned effective February 2009. The term of Edward Lutz expires in 2010. The term of William P. Hales expires in 2011. The election of Directors is determined by a plurality of votes cast. Cumulative voting is not provided for in the election of Directors of Hemagen.

If a Director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

Hemagen’s Directors are:

Dr. Alan S. Cohen Director since 1993 Term expires 2009 Age: 82

Dr. Cohen has served as a Director of Hemagen since its inception. Dr. Cohen has been a Professor of Medicine at Boston University School of Medicine since 1968 and a Professor of Pharmacology since 1974. He is currently Distinguished Professor of Medicine (E). Dr. Cohen is Editor-in-Chief of AMYLOID. The Journal of Protein Folding Disorders. Dr. Cohen served as the Director of the Arthritis Center of Boston University from 1976 to 1994. From 1973 to 1992, Dr. Cohen served as Chief of Medicine of Boston City Hospital. Dr. Cohen is a past president of the American College of Rheumatology. Dr. Cohen received his Bachelor of Arts degree from Harvard College and his M.D. degree from the Boston University School of Medicine.

William P. Hales Director since 1999 Term expires 2011 Age: 46

William P. Hales has been a Director of Hemagen and its President since October 1, 1999 and its Chairman of the Board of Directors since February 2004. Mr. Hales has served as Hemagen’s CEO since 2002. From 1997 to January 2001, Mr. Hales was an Investment Banker and Advisor with Jesup & Lamont Securities Corporation, an investment banking and brokerage firm. Prior to that, Mr. Hales spent six years in public accounting with Ernst & Young and Coopers & Lybrand advising clients on both audit and management consulting engagements. Mr. Hales earned his B.S in Accounting from Pace University.

Edward T. Lutz Director since 2004 Term expires 2010 Age: 62

Mr. Lutz has been the President & CEO of Lutz Advisors, Inc. since 2001. Prior to that Mr. Lutz served Tucker Anthony Sutro Capital Markets within the Investment Banking Group focusing on the bank and thrift industry. He has over thirty-five years experience in bank regulation, mergers and acquisitions of troubled financial institutions, strategic planning and structuring financial transactions. Over the last 13 years he has specialized in investment banking and consulting to bank and thrift institutions. Mr. Lutz was a member of the board of directors of Union State Bank (NYSE) and U.S.B Holding Co., Inc. (NYSE) which was sold to KeyCorp in January 2008. Mr. Lutz was the Chairman of the Audit Committee of Union State Bank. Mr. Lutz earned his B.A. in Economics from Hofstra University and his M.B.A in Finance from American University.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

(Item 2 on the Proxy Card)

The Board of Directors recommends the ratification of Stegman and Company as independent public accountants for Fiscal 2009.

The Audit Committee of the Board of Directors has selected Stegman and Company as Hemagen’s independent public accountants in fiscal 2009 and has directed management to submit the selection of Stegman and Company for ratification by the shareholders at the Annual Meeting. The affirmative vote of a majority of shares voting at the meeting is required for ratification. Shareholder ratification of Stegman and Company as the Company’s independent accountants is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Stegman and Company to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee intends to continue the employment of Stegman and Company at least through fiscal 2009, but in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company or its shareholders. Representatives of Stegman and Company are expected to be present at the Annual Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Principal Accounting Firm Fees:

Hemagen’s independent registered public accountants are Stegman and Company. Stegman and Company has served in this capacity beginning with fiscal year 2007.

Representatives of Stegman and Company are expected to be present at the Annual Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Aggregate fees billed to Hemagen in Fiscal 2008 by its principal accounting firm, Stegman and Company and 2007 by its principal accounting firm, Stegman and Company and previous auditors, Grant Thornton LLP were:

	2008		2007
Audit fees and SAS 100 quarterly review related fees	$58,803		$143,600
Audit related fees	$0		$0
Fees related to tax services	$11,000	(a)	$13,075	(a)
All other fees	$0		$0

	$69,803		$156,675

(a)	The Audit Committee believes the provision of these services is compatible with maintaining the principal accountant’s independence.

Audit Fees. Audit services provided by Stegman and Company for Fiscal 2008 and 2007 consisted of examination of the consolidated financial statements of the Company, quarterly reviews of the financial statements and services related to the filings made with the Securities and Exchange Commission.

Fees Related to Tax Services. Tax fees included charges primarily related to the preparation of federal and state tax returns.

All Other Fees. There were no fees billed by Stegman and Company or Grant Thornton LLP for services other than as described under “Audit Fees” and “Tax Fees” for Fiscal 2008 and 2007.

All of the services described above were approved by the Audit Committee. The Audit Committee has not adopted formal pre-approval policies, but has the sole authority to engage the Company’s outside auditing and tax preparation firms and must approve all tax consulting and auditing arrangements with the independent accounting firm prior to the performance of any services. Approval for such services is evaluated during the Audit Committee meetings and must be documented by signature of an Audit Committee member on the engagement letter of the independent accounting firm.

On September 13, 2007, the Audit Committee of the Board of Directors dismissed Grant Thornton LLP as its independent registered public accounting firm. On that same date, the Audit Committee engaged Stegman and Company (the “New Auditor”) as its independent registered public accounting firm effective September 13, 2007.

Grant Thornton’s report on the Registrant’s financial statement for each of the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it a qualified or modified as to uncertainty, audit scope, or accounting principles. During the Registrant’s two most recent fiscal years and the subsequent interim period preceding the dismissal of Grant Thornton, there were not disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Grant Thornton, would have caused it to make a reference to the subject matter in connection with its report. During the Registrant’s two most recent fiscal years and the subsequent interim period preceding Grant Thornton’s dismissal, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)).

During the two most recent fiscal years and the interim period prior to engaging the New Auditor, neither the Registrant nor anyone on its behalf consulted the New Auditor regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements and no written report or oral advise was provided to the Registrant that the New Auditor concluded was an important factor considered by the Registrant in reaching a decision as an accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a reportable event (as defined in Regulation S-K Item 301 (a)(1).

The Registrant requested that Grant Thornton furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated September 18, 2007, is filed as Exhibit 16 to Hemagen’s Form 8-K filed on September 20, 2007.

BOARD AND COMMITTEE INFORMATION

Board of Directors:

Hemagen Diagnostics, Inc. is an unlisted company and a smaller reporting company under the rules and regulations of the SEC. Richard Edward, Edward T. Lutz and Dr. Alan S. Cohen, who comprised a majority of the Board of Directors during Fiscal 2008, were “independent” directors as independence is defined by the applicable rules of the SEC and the Nasdaq Stock Market.

The Board of Directors met four times in Fiscal 2008. Of these four meetings, one meeting was held at the Company’s offices in Columbia, Maryland. The other meetings were held via telephone conference. The Audit Committee met separately. Dr. Cohen attended all meetings of the Board of Directors and all committee meetings of which he is a member, all by telephone. All other Directors attended all meetings of the Board of Directors and the Committees of which they are members. No Director attended (whether in person, telephonically, or by written consent) less than 75% of all meetings held during the period of time he served as Director during Fiscal 2008.

All Directors attended the Annual Meeting held on April 30, 2008 by telephone. The Company expects all Directors to attend shareholders’ meetings. Shareholders may communicate with the full Board or individual directors on matters concerning Hemagen by mail to the attention of the Secretary.

The Board of Directors adopted a Code of Ethics Policy which was filed with Hemagen’s Form 10-KSB for the fiscal year ended September 30, 2003 and is also available upon written request to the Secretary.

Committees:

The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board.

The Audit Committee was established by the Board and is responsible for assisting the Board of Directors in its general oversight of Hemagen’s financial reporting, internal controls and audit function. It is also responsible for the appointment of independent accountants and reviews the relationship between Hemagen and its outside accountants. The Board of Directors has determined that Edward Lutz qualifies an audit committee financial expert as defined in regulations adopted by the Securities and Exchange Commission.

Meetings last year: 5

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of Edward T. Lutz Chairman, and William P. Hales. Mr. Lutz meets the standards for independence provided under the Sarbanes-Oxley Act of 2002. All members meet standards of financial literacy.

The Audit Committee Charter, was adopted by the Board of Directors in June 2000 and subsequently amended and restated in March 2009. The Amended and Restated Charter is not at this time available on our website, but it is attached as Annex B to this Proxy Statement. The Amended and Restated Charter outlines the activities and responsibilities of the Committee.

The Committee has obtained from the independent auditors the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent auditors’ communications with the Committee concerning independence, and has discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence from the Company and its management.

In discharging its oversight responsibility as to the audit process, the Committee reviewed and discussed with management Hemagen’s audited financial statements included in Hemagen’s Annual Report on Form 10-KSB for the year ended September 30, 2008. In addition, the Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the PCAOB in Rule 3200T.

Based on the foregoing review and discussion, the Committee recommended to the Board of Directors that those audited financial statements be included in Hemagen’s Annual Report on Form 10-KSB for filing with the SEC.

Respectfully submitted,

The Audit Committee

Edward T. Lutz, Chairman

William P. Hales

The Compensation Committee is responsible for establishing compensation for management and administering certain of Hemagen’s plans. The Compensation Committee does not have a charter. In performing its duties, the Committee may delegate authority for day-to-day administration and interpretation of the plans, including selection of participants, determination of award levels within plan parameters, and approval of award documents, to officers of the Company. However, the Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of the executive officers. The Compensation Committee of the Board of Directors is composed of Dr. Alan S. Cohen (Chairman), William P. Hales and Edward T. Lutz.

The Compensation Committee of the Board of Directors did not hold any meetings during Fiscal 2008.

The Nominating Committee is responsible for reviewing potential new candidates for the Board. The Nominating Committee does not have a charter and does not have a written policy with regard to the consideration of candidates recommended by shareholders. In practice, the committee evaluates and considers all candidates recommended by the directors, officers and shareholders. In nominating directors, the Nominating Committee takes into account, among other factors which it may deem appropriate, the judgments, skill, diversity, business experience of the candidate, and the needs of the Board as its function relates to the business of the Company. The Committee considers candidates for nomination from a variety of sources, including recommendations of shareholders. Shareholders desiring to submit recommendations for nominations by the Committee should direct them to the Chairman in care of the Company at its address shown on the cover page of this proxy statement. The Nominating Committee of the Board of Directors is composed of William P. Hales, Chairman, Dr. Alan S. Cohen and Edward T. Lutz. Dr. Alan S. Cohen and Edward T. Lutz meet standards for independence as defined by the Nasdaq Stock Market.

DIRECTOR COMPENSATION

Non-employee Directors were paid $3,500 per quarter during fiscal 2008. Such compensation was paid as follows: $2,000 of the compensation per quarter is invested in Hemagen’s common stock in open market purchases under a Rule 10b5-1 Stock Purchase Plan. The remaining $1,500 per quarter is paid in cash. Non-Employee Directors of the Company are granted an option to purchase 10,000 shares of the Company’s common stock at the election of their three-year term. In addition, Non-Employee Directors that serve on a committee or committees of the Board of Directors are granted an option to purchase 5,000 shares of the Company’s common stock at the annual appointment of their position. Commencing October 1, 2008 the Director’s quarterly compensation plan was changed. The Directors now receive a cash payment of $2,500 per quarter and 2,500 shares of Hemagen common stock.

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alan S. Cohen	6,000	8,000	5,117	—	—	—	19,117
Richard W. Edwards	6,000	8,000	5,117	—	—	—	19,117
Edward T. Lutz	6,000	8,000	5,137	—	—	—	19,137

Prior to fiscal year 2006, the options awarded to Directors were issued pursuant to the 2000 Directors’ Stock Option Plan. Options previously awarded under the 2000 Directors’ Stock Option Plan had an exercise price equal to the fair market value of the underlying shares on the date of the grant, and expires ten years from the date of the grant. In Fiscal 2007, the shareholders approved the 2007 Stock Incentive Plan, which authorizes the issuance of option awards to Directors; however, no options were awarded to Directors pursuant to this plan during fiscal year 2007. Consequently, options that would have been awarded in fiscal 2005 and fiscal 2006 to each Director but for the expiration of the Director’s Stock Option Plan and options that are authorized to be awarded to each Director in 2007 pursuant to the 2007 Stock Incentive Plan will instead accrue to Fiscal 2008 and be awarded to the Directors. These options were issued to the Directors on May 20, 2008.

AMENDMENT OF THE COMPANY’S 2007 STOCK INCENTIVE PLAN

(Item 2 on the Proxy Card)

The Board is recommending that the Company’s 2007 Stock Incentive Plan be amended to provide 1,500,000 additional common shares available for issuance as set forth on Annex A to this Proxy Statement. This Plan was adopted at the 2007 Annual Meeting. With the continued growth of the Company and the passage of time, nearly all of the 1,500,000 shares provided by the Plan have been subjected to awards. The Board believes the Plan has served the Company well and considers it advisable to have an additional 1,500,000 shares available for issuance in order to provide awards that are designed to attract and retain key employees. If approved, this amendment would increase the maximum available shares from 1,500,000 to 3,000,000. If not approved, the Plan will not be amended and no additional shares will be available for awards under the Plan. The closing price for Hemagen’s common shares on the OTC Bulletin Board on March 16, 2009 was $.10 per share.

All of the approximately 23 full-time employees, directors and consultants of the Company and its subsidiaries are eligible to receive awards under the Plan. The Plan is an “omnibus” stock plan that provides for a variety of equity award vehicles to maintain flexibility. The Plan permits the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units and stock awards.

Since the Plan’s adoption, the Company has made awards under the Plan in the following amounts: 120,000 options for awards previously owed to the Company’s Non-Employee Directors for service as a director for Fiscal Years 2004 through 2008; 406,208 options to the Company’s Chairman, President and Chief Executive officer for his service in for Fiscal

Years 2004 through 2008. As a result of these awards, the number of shares remaining for issuance under the Plan is 973,792.

The Plan does not permit the repricing of options or stock appreciation rights without the approval of shareholders and does not contain an “evergreen” provision to automatically increase the number of shares issuable under the Plan.

The selection of employee participants in the Plan, the level of participation of each participant and the terms and conditions of all awards is determined by a committee of which each member is an “independent director” for purposes of the Nasdaq Stock Market listing requirements, a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The committee has the discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The committee may delegate authority to administer the Plan as it deems appropriate, subject to the express limitations set forth in the Plan.

The Plan provides for a variety of equity instruments to preserve flexibility. The types of securities that may be issued under the Plan are described below.

Stock Options

Stock options granted under the Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Code. The price of any incentive stock option granted may not be less than the fair market value of the Company common stock on the date the option is granted. The option price may be paid in cash, shares of Company common stock, through a broker-assisted cashless exercise or as otherwise permitted by the committee.

The committee determines the terms of each stock option grant at the time of the grant. Generally, all options will terminate after a ten-year period from the date of the grant. The committee specifies at the time each option is granted the time or times at which, and in what proportions, an option becomes vested and exercisable. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified performance goals established by the committee or both. The committee may accelerate the vesting of options at any time.

In general, unless otherwise determined by the committee, a stock option expires (i) 12 months after termination of employment, if employment ceases due to death (ii) immediately, upon the violation of any written employment, confidentiality or noncompetition agreement between the Company and the participant, (iii) after specified periods up to two years, depending upon the term of service of the participant with the Company and its subsidiaries, upon disability or retirement, or (iv) immediately, upon the date of termination of employment for reasons other than death, disability or retirement as described in the Plan.

Stock Appreciation Rights

A stock appreciation right (which we refer to as an SAR) entitles the participant, upon settlement, to receive a payment based on the excess of the fair market value of a share of Company common stock on the date of settlement over the base price of the right, multiplied by the applicable number of shares of Company common stock. SARs may be granted on a stand-alone basis or in tandem with a related stock option. The base price may not be less than the fair market value of a share of Company common stock on the date of grant. The committee will determine the vesting requirements and the payment and other terms of an SAR, including the effect of termination of service of a participant. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified performance goals established by the committee or both. The committee may accelerate the vesting of SARs at any time. Generally, all SARS will terminate after the ten-year period from the date of the grant. SARs may be payable in cash or in shares of Company common stock or in a combination of both.

Restricted Stock

A restricted stock award represents shares of Company common stock that are issued subject to restrictions on transfer and vesting requirements as determined by the committee. Vesting requirements may be based on the continued service of the participant for specified time periods or on the attainment of specified performance goals established by the committee or both. Subject to the transfer restrictions and vesting requirements of the award, the participant will have the same rights as one of the Company’s shareholders, including all voting and dividend rights, during the restriction period, unless the committee determines otherwise at the time of the grant.

Stock Units

An award of stock units provides the participant the right to receive a payment based on the value of a share of Company common stock. Stock units may be subject to such vesting requirements, restrictions and conditions to payment as the committee determines are appropriate. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified performance goals established by the committee or both. A stock unit award may also be granted on a fully vested basis, with a deferred payment date. Stock unit awards are payable in cash or in shares of Company common stock or in a combination of both. Stock units may also be granted together with related dividend equivalent rights.

Stock Awards

A stock award represents shares of Company common stock that are issued free of restrictions on transfer and free of forfeiture conditions and as to which the participant is entitled to all the rights of a shareholder. A stock award may be granted for past services, in lieu of bonus or other cash compensation, or for any other valid purpose as determined by the committee.

Director Awards

The Plan grants the committee the discretion to determine the nature and amount of awards under the Plan that may be granted to directors who are not otherwise employees of the Company from time to time and at the following times: upon the date on which a person first becomes a director whether by election or appointment, and upon each annual election as a director thereafter.

Awards under the Plan are generally subject to acceleration, becoming exercisable in full, upon the occurrence of a “change in control” (as defined in the Plan) transaction with respect to the Company. Except as otherwise provided in the Plan, all awards granted under the Plan are nontransferable except upon death or under a qualified domestic relations order, or in the case of nonqualified options only, during the participant’s lifetime to immediate family members of the participant and others as may be approved by the committee.

Tax Treatment of Awards

Incentive Stock Options

An incentive stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however, (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a capital gain. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options

A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the

Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.

The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

If a non-qualified option is exercised by tendering previously owned shares of the Company’s common stock in payment of the option price, then, instead of the treatment described above, the following generally will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such shares will begin on the date of exercise.

Stock Appreciation Rights

Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the base price will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of an SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement. The federal income tax treatment of SARs may be effected beginning in 2007 by recently enacted changes in the Internal Revenue Code.

Other Awards

The current United States federal income tax consequences of other awards authorized under the Plan are generally in accordance with the following: (i) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (ii) stock unit awards are generally subject to ordinary income tax at the time of payment, and (iii) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m)

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. If approved by the Company’s shareholders, the Plan as amended is intended to enable the committee to grant awards to covered employees that will be exempt from the deduction limits of Section 162(m). However, no assurances can be made in this regard.

Section 409A

Section 409A to the Internal Revenue Code (“Section 409A”) applies to compensation vested or deferred after December 31, 2004. Generally speaking, an amount is “vested” on the date that the employee’s right to receive the amount is no longer conditioned on the employee’s performance of substantial future services, and “deferred compensation” is compensation earned currently, the payment of which is deferred to a later taxable year. Although final IRS regulations regarding Section 409A are not yet available, Section 409A may apply to non-qualified stock options, restricted stock units, performance share awards and other awards under the Plan. The provisions of the Plan have been drafted to be in good faith compliance with Section 409A as interpreted under the guidance currently available. However, no assurances can be made in this regard as the committee shall have discretion under the Plan to grant awards to which Section 409A may apply.

Plan Benefits

Because incentive awards under the Plan can be made based on the achievement of future net earnings targets and personal achievement ratings, it cannot be determined at this time what awards, benefits or amounts, if any, will be paid or allocated to any person or group of persons in the future under the Plan. Since the end of the last completed fiscal year, only one award has been made under the Plan.

Information with respect to this award, which was paid to Mr. Hales and was effective March 4, 2009 is set forth in the Plan Benefits Table below. In addition, awards which have been paid to certain executive officers under the Plan for the last completed fiscal year are reported in the Summary Compensation Table on page 13 and as set forth in the Equity Compensation Plan Information Table on page 11.

PLAN BENEFITS

2007 STOCK INCENTIVE PLAN

Name and Position	Dollar value of stock options ($)(1)	Number of stock options (#)
William P. Hales, Chairman of the Board, President and Chief Executive Officer	—	406,208

Catherine M. Davidson, Chief Financial Officer	—	—

Executive Group	—	—
Non-Executive Director Group	—	120,000
Non-Executive Officer Employee Group	—	—

(1)

The dollar value of the benefits or amounts received by the eligible participants from stock options under the Plan cannot be determined at this time because that value will be determined on the date the options are exercised.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,464,014	(1)	$1.05	1,858,000	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	2,464,014	(1)	$1.05	1,858,000	(2)

(1)

Amount includes 1,732,014 options for the purchase of common stock approved by the shareholders in conjunction with the consent solicitation which resulted in the replacement of certain former members of the Company’s senior management and Board of Directors on September 30, 1999, 522,000 options for the purchase of common stock pursuant to the Company’s 2001 Stock Option Plan approved by the shareholders on February 27, 2001, 90,000 options for the purchase of common stock pursuant to the Company’s 2000 Directors’ Stock Option Plan approved by the shareholders on April 25, 2000 that have been issued as of September 30, 2007 and $120,000 options for purchases of common stock pursuant to the Company’s 2007 Stock Option Plan approved by the shareholders on April 24, 2007 that have been issued as of September 30, 2008.

(2)

Amount represents options for the purchase of common stock approved by the shareholders pursuant to the Company’s 2001 Stock Option Plan and the 2007 Stock Incentive plan that have not been issued as of September 30, 2008.

PRINCIPAL SHAREHOLDERS

The following are the only shareholders known by Hemagen to beneficially own more than 5% of its outstanding Common Stock as of March 15, 2009:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
William P. Hales 9033 Red Branch Road Columbia, MD 21045	4,180,676	(1)	21.0%

Jonathan E. Rothschild 1061-B Shary Circle Concord, CA 94518	1,133,021	(2)	7.4%

(1)

Share holdings above include: 2,286,356 options exercisable within 60 days and senior subordinated secured convertible notes convertible into 691,600 shares within 60 days and 67,270 shares in the employee ESOP plan as of the plan year ending September 30, 2008.

(2)	Information based upon a Schedule 13G filed by Mr. Rothschild on January 20, 2005.

DIRECTORS AND EXECUTIVE OFFICERS

This table lists the Common Stock owned on March 18, 2009 by Hemagen’s Executive Officers, Directors and nominee:

		Common Stock Beneficially Owned
Name	Position	Amount		Percentage
William P. Hales Age: 46	Director, President and Chief Executive Officer	4,180,676	(1)	22.8%

Dr. Alan S. Cohen Age: 82	Director	361,041	(2)	2.0%

Edward T. Lutz Age: 62	Director	181,402	(3)	1.0%

Catherine M. Davidson Age: 43	Controller, Principal Financial and Accounting Officer	33,343	(4)	0.2%

All Directors and Executive Officers as a Group (4 Persons)		4,756,462		25.9%

(1)	See Mr. Hales’ beneficial ownership disclosure in the table titled “Principal Shareholders” of this proxy statement.
(2)	Includes options to purchase 75,000 shares exercisable within 60 days.
(3)	Includes options to purchase 55,000 shares exercisable within 60 days.
(4)

Share ownership includes options to purchase 10,333 shares exercisable within 60 days, unvested options to purchase 34,667 shares, which is not exercisable within 60 days and 23,010 shares in the employee ESOP plan as of the plan year ending September 30, 2008.

SUMMARY COMPENSATION TABLE

The following sets forth compensation paid, earned or awarded to the CEO and the other most highly paid executive officers during the last two fiscal years ended September 30:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
William P. Hales	2008 2007	172,500 172,500		— —	— —	— —	— —	— —	41,240 38,743	(1) (2)	213,740 211,243

Catherine M. Davidson	2008 2007	115,000 50,570	(3)	5,000 —	— —	1,187 4,440	—	—	2,242 1,161	(4) (5)	123,429 56,171

(1)

Represents $26,760 in provision for the use of a company apartment, and $8,364 for a leased car and $6,116 estimated for the Company’s contributions in the Employee Stock Ownership Plan for the plan year ending September 30, 2008.

(2)

Represents $26,760 in provision for the use of a company apartment, and $8,364 for a leased car and $3,619 for the Company’s contributions in the Employee Stock Ownership Plan for the plan year ending September 30, 2007.

(3)	Represents salary paid for fiscal 2007. Mrs. Davidson started with the company in April 2007. Mrs. Davidson’s annual salary is $115,000.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William P. Hales	1,630,148 250,000 406,208	— — —	— — —	1.36 .20 .19	09/30/2009 10/25/2015 03/04/2019	— — —	— — —	— — —	— — —
Catherine M. Davidson	7,000 3,333	28,000 6,667	— —	.22 .19	04/23/2012 01/10/2013	— —	— —	— —	— —

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires Hemagen’s Executive Officers, Directors and persons who own more than 10% of a registered class of Hemagen’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of reports received by it, and upon written representations from the reporting persons, Hemagen believes that during the last fiscal year, all of its Executive Officers, Directors and 5% shareholders complied with Section 16 reporting except that Mrs. Davidson filed one late Form 4 with respect to one transaction.

SHAREHOLDER PROPOSALS FOR NEXT YEAR

The deadline for shareholder proposals to be included in the Proxy Statement for the 2010 Annual Meeting is December 1, 2009. Such proposals should be delivered to the Company at 9033 Red Branch Road, Columbia, Maryland 21045, Attn: Corporate Secretary.

The form of Proxy Card for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in the Company’s Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2010 Annual Meeting, it must be received prior to February 15, 2010. If there is a change in the anticipated date of next year’s annual meeting or these deadlines by more than 30 days, we will notify you of this change through our Form 10-Q filings.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournment or postponement thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

COMMUNICATIONS WITH DIRECTORS

Shareholders can send written communications to the Board as a group. Such communications must be clearly addressed either to the Board of Directors or any or all of the Non-Employee Directors, and sent to the Secretary at the following address, who will forward any communications so received: Hemagen Diagnostics, Inc., 9033 Red Branch Road, Columbia, Maryland 21045

QUESTIONS

If you have questions or need more information about the 2009 Annual Meeting, call us at (443) 367-5500 or write to: Hemagen Diagnostics, Inc., 9033 Red Branch Road, Columbia, Maryland 21045.

By Order of the Board of Directors,

/s/ William P. Hales

William P. Hales

Chairman of the Board of Directors, President/CEO

ANNEX A

AMENDMENT TO 2007 STOCK INCENTIVE PLAN

Section 4.1 of the 2007 Stock Incentive Plan would be replaced in its entirety as follows:

4.1 Shares. Subject to adjustment as provided in Section 4.2, the number of Shares which may be issued under this Plan shall not exceed Three Million (3,000,000) Shares. Shares issued and sold under the Plan may be either authorized but unissued Shares or Shares held in the Company’s treasury. To the extent that any Award involving the issuance of Shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or is otherwise terminated without an issuance of Shares being made thereunder, the Shares covered thereby will no longer be counted against the foregoing maximum Share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Any Awards or portions thereof that are settled in cash and not in Shares shall not be counted against the foregoing maximum Share limitations.

A-1

ANNEX B

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

The Board of Directors has appointed an Audit Committee to oversee the Company’s financial processes, to evaluate the adequacy of the Company’s internal controls and the integrity of its financial reporting; to monitor the independence and performance of the Company’s internal and external auditors and to provide oversight with respect to the legal and ethical conduct of the Company. The Board has adopted this Charter to delineate the responsibilities and authority of the Audit Committee.

COMPOSITION

The Committee shall be composed of at least that number of directors required by the laws, rules and regulations applicable to the Company and at least that number of directors meeting the independence and experience requirements of such applicable laws, rules and regulations. At least one member of the Committee shall be an audit committee financial expert as defined under and to the extent required by the United States Securities and Exchange Commission rules promulgated pursuant to § 407 of the Sarbanes-Oxley Act. All members must have the ability to read and understand financial statements. The members of the Committee shall be elected annually by the Board at its annual organizational meeting.

MEETINGS

The Committee shall meet at least four times a year and more frequently as circumstances may require or upon the request of the Company’s internal or external auditors.

The Committee shall also meet at least annually with the independent accountants without the presence of management to assess the adequacy of the Company’s accounting processes and personnel, the sufficiency of internal controls and the fullness and accuracy of the Company’s financial statements. At this meeting the Committee shall also review the matters required to be discussed with the accountants by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1.

AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T and, as appropriate, those matters shall also be discussed in other meetings with the accountants as called for by this Charter or otherwise. The Committee shall also meet with members of financial management without the presence of the independent auditors to review the performance of the independent auditors.

RESPONSIBILITIES AND DUTIES

The Committee shall:

1. Review and reassess the adequacy of this Charter annually and submit any recommendations for changes to the Board of Directors for its approval.

2. Review any certifications, reports, opinions or reviews rendered by the independent accountants.

3. Recommend whether the audited financial statements should be included in the annual Form 10-K.

4. Evaluate the performance of the independent public accountants. Approve the selection, retention and dismissal of independent public accountants for the Company and its senior internal financial officers.

5. Participate in the planning of the scope of each audit prior to its commencement.

6. Pre-approve all audit and non-audit services and their accompanying fees to be performed by the Company’s independent auditors. The Committee may delegate this function to a Committee member between meetings with a reporting obligation to the Committee.

7. Ensure that the lead audit partner of the independent auditor and the audit partner responsible for reviewing the audit are rotated as required by applicable law, rule or regulation.

8. Evaluate the judgment of the independent accountants concerning the quality and appropriateness of the Company’s accounting principles and practices as applied in its financial reporting.

9. Discuss the audited financial statements and any other matters relevant to them with management.

B-1

10. Following completion of each audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information.

11. Assist in resolving any significant disagreements between management and the independent accountants concerning the Company’s financial statements.

12. Consider the independence and affect of the fees and other compensation to be paid to the independent public accountants. The Committee shall ensure the receipt on an annual basis of a report from the independent accountants delineating all relationships between them, the Company, its management and controlling persons as required for independent accountants by the applicable requirements of the Public Company Accounting Oversight Board. The Committee shall then consider any relationships or non-accounting services being performed for the Company or any of its affiliates that could impact the objectivity and independence of the independent public accountants, discuss those matters with the independent accountants and take, or recommend that the Board take, appropriate action required to satisfy itself of the independence of the public accountants.

13. Consider and approve, if appropriate, any major changes in the Company’s auditing and accounting principles, policies and practices.

14. Evaluate the appropriateness of any significant judgments made in management’s preparation of the financial statements.

15. Evaluate the Company’s major financial risk exposures and steps management has taken to monitor and control them.

16. Prepare a report of the Audit Committee to be included in the Company’s proxy statements for its annual shareholders’ meetings.

17. Review with management recommendations that may be made from time to time by the independent accountants in their letters of comments or other format. The Committee should then review the responses of management to such communications and monitor follow-up reports on actions taken in connection with the recommendations.

18. Review any repeat audit points and recommendations made in prior audits but not implemented.

19. Evaluate periodically the Company’s Code of Conduct and systems management has put in place to enforce the Code.

20. As required, review with legal counsel compliance matters including, without limitation, corporate securities trading and other policies with regard to unethical or illegal activities that may have a material impact on the financial statements.

B-2

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

À FOLD AND DETACH HERE AND READ THE REVERSE SIDE. À

2. PROXY	Please mark your vote like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

	For the Nominee listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary the nominee listed to the left)
1. Authority to elect as Director the following nominee:	☐	☐

Dr. Alan S. Cohen

2. Ratification of the appointment of Stegman and Company as Independent Public Accountants for fiscal 2009.

For the Proposal	Against the Proposal	Abstain
☐	☐	☐

	For the Proposal	Against the Proposal	Abstain
3. Amending Hemagen’s 2007 Stock Incentive Plan to provide 1,500,000 additional common shares available for issuance:	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE SAME MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature Signature Date , 2009
Important: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. (in the case of joint holders, all should sign)

À  FOLD AND DETACH HERE AND READ THE REVERSE SIDE.  À

Proxy / Voting Instruction Form

Hemagen Diagnostics, Inc.

PROXY FOR ANNUAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints WILLIAM P. HALES, proxy of the undersigned, with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote on the matters specified below and in their discretion with respect to such other business as may properly come before the Annual Meeting of Shareholders of Hemagen Diagnostics, Inc. to be held at 2:00 p.m., Eastern Daylight Time on April 30, 2009 at 9033 Red Branch Road, Columbia, Maryland 21045 or any postponement or adjournment of such Annual Meeting.

(Continued, and to be marked, dated and signed, on the other side)

HEMAGEN DIAGNOSTICS, INC.

***IMPORTANT NOTICE***

Regarding Internet Availability of Proxy Materials

for the Annual Meeting to be held on April 30, 2009

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

The proxy statement and annual report to security holders are available at www.hemagen.com.